UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRATEGIC HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-1082757
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Madison Street Suite 1700 Chicago, Illinois	60606-3415
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is being filed to amend the Registration Statement on Form 8-A filed by Strategic Hotels & Resorts, Inc. (the “Company”) with the Securities and Exchange Commission on November 18, 2008 (the “Form 8-A”) with respect to the Rights Agreement between the Company and Mellon Investor Services LLC, as rights agent, dated November 14, 2008 (the “Rights Agreement”), pursuant to which the Company declared a dividend of one preferred share purchase right for each outstanding share of common stock, par value $.01 per share, of the Company. A copy of the Rights Agreement was attached as Exhibit 2 to the Form 8-A. Subsequent to filing the Form 8-A, it was discovered that the Rights Agreement attached as Exhibit 2 to the Form 8-A contained a typographical error in Section 3(a) thereof, specifically the single reference to the “Record Date” in such Section 3(a) should have been a reference to the “Distribution Date”. This amendment provides the correct Exhibit 2.

Item 2.	Exhibits

1.	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.*

2.	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B), incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 19, 2008.

* previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

Date: November 19, 2008	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

1.	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2008.*

2.	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B), incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 19, 2008.

*	previously filed